Exhibit 3.2
(As amended effective as of May 17, 2012)

AMENDED AND RESTATED BYLAWS
of
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(the “Corporation”)
ARTICLE 1
OFFICES

Section 1.01 Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meeting. Meetings of the stockholders shall be held at such place, within the State of Delaware or elsewhere as may be fixed from time to time by the Board of Directors. If no place is so fixed for a meeting, it shall be held at the Corporation’s then principal executive office.

Section 2.02 Annual Meeting. The annual meeting of stockholders shall be held, unless the Board of Directors shall fix some other hour or date therefor, at nine o’clock A.M. on the first Monday of May in each year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Delaware, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.03 Notice of Business to be Brought Before a Meeting.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.03 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.03 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.04. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.10 and this Section 2.03 shall not be applicable to nominations except as expressly provided in Section 2.03.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.03. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.03, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D)  any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit a notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 2.03, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.03 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed), in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.03. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.03, and if he or she should so determine, he or she shall so declare to the meeting and shall not be required to transact or consider any such business not properly brought before the meeting.

(f) This Section 2.03 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.03 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.03 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.04 Notice of Meetings. Notice of each meeting of stockholders shall be given which shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, such notice shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting), thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05 List of Stockholders. The officer or transfer agent who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list of stockholders required by this Section 2.05 or to vote in person or by proxy at any meeting of stockholders.

Section 2.06 Inspector of Election. Prior to any meeting of stockholders, the board of directors, the chairman of the board, the president or the secretary shall appoint an inspector of election. Such inspectors for election shall have the powers and duties set forth in Section 231 of the DGCL and may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof. Each inspector of election, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election shall have the duties prescribed by law.

Section 2.07 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chairman of the Board, the President or the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.08 Quorum; Voting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. At any meeting of stockholders (at which a quorum is present to organize the meeting), all matters, except as otherwise provided by applicable law, pursuant to any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or by these Bylaws (including the election of directors), shall be decided by the affirmative vote of a majority in voting power of shares present in person or represented by proxy and entitled to vote thereon. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no shares shall be voted pursuant to a proxy more than three years after the date of the proxy unless the proxy provides for a longer period. The Board of Directors may by resolution establish a method for stockholders to cast their vote by a secure electronic method.

Section 2.09 Action Without a Meeting.

(a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, (i) shall be signed by the holders of record on the record date (established as provided below) of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered in the manner required by this Section 2.09 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered in the manner required by this Section to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.09(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.09, and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.09. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 2.09, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.09, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.09 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 2.10 Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.10 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.03) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.03) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.03(c)(i), except that for purposes of this Section 2.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.03(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.03 (c)(ii), except that for purposes of this Section 2.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.03(c)(ii) and the disclosure in clause (E) of Section 2.03(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.10 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, or his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”); and

(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 2.10, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.10. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.10, and if he or she should so determine, he or she shall so declare such determination to the meeting and he or she shall be entitled to disregard the defective nomination.

(f) In addition to the requirements of this Section 2.10 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 2.11 Chairman and Secretary at Meetings. At any meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence, the President, or if neither such person is available, then a person designated by the Board of Directors, shall preside at and act as chairman of the meeting. The Secretary, or in his or her absence a person designated by the chairman of the meeting, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. The chairman of the meeting, in addition to making any other determinations provided for elsewhere in these bylaws or that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that business or a nomination was not properly brought before the meeting, and if such chairman should so determine, such chairman shall so declare to the meeting and shall not be required to transact or consider any such business or nomination. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

ARTICLE 3
DIRECTORS

Section 3.01 Number and Term of Office. The number of directors of the Corporation shall be not less than three nor more than thirteen, as designated from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 hereof. Except as provided in Section 3.02 hereof, each director shall be elected by the vote of the majority of the votes cast with respect to the director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.03, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. Directors shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting of stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 3.02 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.03 Resignations. Any director may resign at any time by giving written notice (or notice by electronic transmission) to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time of receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04 Direction of Management. The business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.05 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.06 Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held or, if notice of such meeting is given, at the place specified in such notice. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by the directors, if any, not attending and participating in the meeting.

Section 3.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 3.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on 2 days’ notice to each director either personally (including by telephone or by means of electronic transmission), or in the manner specified in Section 4.01. Special meetings shall be called by the Chairman of the Board, or the President or the Secretary in like manner and on like notice of the written request (or request by electronic transmission) of two directors.

Section 3.09 Quorum; Voting. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business; and at all meetings of any committee of the Board of Directors, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors or any committee thereof at which there is a quorum present shall be the act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee, as applicable.

Section 3.11 Telephonic Meeting Permitted. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating can hear each other, and participation in the meeting pursuant to this Section 3.11 shall constitute presence in person at the meeting except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.12 Committees of Directors. The Corporation elects to be governed by Section 141(c)(2) of the DGCL. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as expressly limited by Section 141(c)(2) of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

Section 3.13 Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of Directors or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14. Presiding Director. The Board of Directors may appoint a presiding director of the Board of Directors to hold such position for a term not to exceed one year. Such term shall end on the earlier of the date of the next annual meeting of stockholders or until such presiding director’s earlier death, resignation or removal from such position. The Board of Directors shall determine the qualifications and duties of any such presiding director, including, but not limited to, presiding over meetings of the Board of Directors if the Chairman of the Board is absent.

ARTICLE 4
NOTICES

Section 4.01 Notices. Subject to Section 2.04 of the Bylaws with respect to notice of meetings of stockholders, whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such requirement shall not be construed to necessitate personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, cable, telecopy or telex or by delivering a writing in a sealed wrapper prepaid to a courier service guaranteeing delivery within 2 business days, in each case addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation in the case of a stockholder and at his or her business address (unless he or she shall have filed a written request with the Secretary that notices be directed to a different address). Such notice shall be deemed to be given at the time it is so dispatched. Notice to directors may be given by electronic transmission or facsimile. Except as otherwise provided by Delaware law, notice to stockholders may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is being given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice given by a form of electronic transmission shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

Section 4.02 Waiver of Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given, a waiver thereof in writing or electronic transmission, by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing or otherwise permitted by law. Neither the business nor the purpose of any meeting need be specified in any waiver.

ARTICLE 5
OFFICERS

Section 5.01 Number. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and may also include one or more Vice Presidents (who may be further classified by such descriptions as “executive”, “senior”, “assistant”, or otherwise), one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person.

Section 5.02 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Officers shall hold office at the pleasure of the Board of Directors.

Section 5.03 Removal. Any officer may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.04 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties, if any, as from time to time may be assigned to him by the Board of Directors.

Section 5.05 Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board and any Presiding Director, he or she shall preside over meetings of the Board of Directors. In general, he or she shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.06 Chief Financial Officer. The Chief Financial Officer shall have general responsibility for the financial affairs of the Corporation and shall perform such other duties, if any, as from time to time may be assigned to him by the Board of Directors.

Section 5.07 President. In the absence of the Chief Executive Officer, the President shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, any Presiding Director and the Chief Executive Officer, he or she shall preside over meetings of the Board of Directors. In general, he or she shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.08 Executive Vice Presidents or Senior Vice Presidents. The Executive Vice Presidents or Senior Vice Presidents shall perform such managerial duties and have such authority as may be specified in these Bylaws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the President, the Executive Vice Presidents or Senior Vice Presidents, in order of seniority established by the Board of Directors or the Chairman of the Board, shall perform the duties and exercise the powers of the President.

Section 5.09 Vice Presidents. The Vice Presidents shall perform such duties and have such authority as may be specified in these Bylaws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 5.10 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument, and when so affixed it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.11 Assistant Secretaries. The Assistant Secretary or Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary, and shall perform such other duties and have such other authority as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may from time to time prescribe.

Section 5.12 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.13 Assistant Treasurers. The Assistant Treasurer or Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.01 Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under applicable law.

Section 6.02 Advances. To the fullest extent permitted by applicable law as it exists now or is hereafter amended, expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is or may be available pursuant to this Article 6 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.03 Procedure. Any indemnification of a director or officer of the Corporation under Section 6.01, or advance of costs, charges and expenses of a director or officer under Section 6.02, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article 6 shall be enforceable, to the fullest extent permitted by law, by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation, to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.02 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth under Delaware law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under Delaware law, nor the fact that there has been an actual determination by the Corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.04 Other Rights. The indemnification and advancement of expenses provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.05 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.

Section 6.06 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 6 shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation, in consideration of such person’s past or current and any future performance of services for the Corporation, and pursuant to this Article 6, the Corporation intends to the legally bound to each such current or former director or officer of the Corporation, the rights conferred under this Article 6 are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Neither amendment nor repeal nor modification of any provision of this Article 6 nor the adoption of any provision of the Corporation’s certificate of incorporation, as amended or restated from time to time, inconsistent with this Article 6 shall eliminate or reduce the effect of this Article 6 in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights provided by, or granted pursuant to, this Article 6 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

ARTICLE 7
CERTIFICATES OF STOCK

Section 7.01 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate in the form prescribed by the Board of Directors signed on behalf of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by him in the Corporation; provided, that the board of directors may provide by resolution or resolutions that some or all classes or series of its stock shall be uncertificated shares. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 7.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct or indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.03 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.04 Fixing Record Date. The Board of Directors of the Corporation may fix a record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and such record date shall not be (i) in the case of such a meeting of stockholders, more than 60 nor less than 10 days before the date of the meeting of stockholders, or (ii) except for record dates to be fixed in accordance with the provisions of Section 2.09, in other cases, more than 60 days prior to the payment or allotment or change, conversion or exchange or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7.05 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 8
AMENDMENTS

Section 8.01 Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.